Exhibit 99.1

Curtiss-Wright Reports Third Quarter 2019 Financial Results and Raises Full-Year 2019 Operating Margin, EPS and Free Cash Flow Guidance

DAVIDSON, N.C.--(BUSINESS WIRE)--October 30, 2019--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights:

  Reported diluted earnings per share (EPS) of $1.92, with Adjusted diluted EPS of $1.95 (defined below), each up 14% compared to the prior year;
  Net sales of $615 million, up 3%;
  Reported operating income of $106 million, up 9%, with Reported operating margin of 17.2%, up 90 basis points;
  Adjusted operating income of $107 million, up 9%, with Adjusted operating margin of 17.4%, up 90 basis points;
  Reported free cash flow of $102 million, with Adjusted free cash flow of $107 million;
  New orders of $647 million, up 26%; and
  Share repurchases of approximately $13 million.

Full-Year 2019 Adjusted Guidance (compared to Adjusted full-year 2018):

  Narrowed sales growth to new range of 4% - 5%;
  Reaffirmed Adjusted operating income growth of 6% - 9%;
  Increased Adjusted operating margin by 10 basis points to new range of 16.3% to 16.4%, up 50 - 60 basis points;
  Increased Adjusted diluted EPS guidance by $0.10 to $0.15 to new range of $7.15 to $7.25, up 12% - 14%; and
  Increased Adjusted free cash flow by $10 million to new range of $340 to $350 million, representing an Adjusted free cash flow conversion rate of approximately 111%.

“We generated solid third quarter results which exceeded our expectations, led by strong 17% sales growth in our defense markets and improved profitability in the Commercial/Industrial and Defense segments,” said David C. Adams, Chairman and CEO of Curtiss-Wright Corporation.

“We are pleased to announce the conclusion of the root cause analysis of the reactor coolant pump (RCP) matter at the Sanmen 2 nuclear power plant in China, which was determined to be isolated to a single RCP. As a result, the net impact to Curtiss-Wright’s full-year 2019 operating performance was immaterial. Further, the remaining three Sanmen 2 RCPs were inspected and it was determined that they do not have this problem, and the remaining 12 RCPs supporting additional plants in China have continued to operate successfully.”

“Based on our solid year-to-date results and outlook for the remainder of 2019, we increased our full-year Adjusted guidance for operating margin, diluted EPS and free cash flow. Overall, we anticipate delivering another solid operational performance this year led by strong margin expansion and solid free cash flow generation. We are in a strong position to continue to deliver significant long-term value to our shareholders and remain on track to achieve our 2021 financial targets.”

Third Quarter 2019 Operating Results

(In millions)	3Q-2019	3Q-2018	Change
Sales	$614.9	$595.4	3%
Reported operating income	$105.6	$97.0	9%
Adjustments (1)	1.6	1.3
Adjusted operating income (1)	$107.2	$98.3	9%
Adjusted operating margin (1)	17.4%	16.5%	90 bps

(1) Adjusted results exclude one-time inventory step-up, backlog amortization and transaction costs for current and prior year acquisitions of TCG in 2019 (Defense segment) and DRG in 2018 (Power segment), respectively, and one-time transition and IT security costs associated with the relocation of our DRG business (Power segment).

  Sales of $615 million, up $19 million, or 3%, compared to the prior year (3% organic, 1% acquisitions, 1% unfavorable foreign currency translation);
  From an end market perspective, total sales to the defense markets increased 17% (16% organic), led by strong growth in aerospace and naval defense, while total sales to the commercial markets decreased 6%, as higher commercial aerospace sales were more than offset by reduced power generation and general industrial sales, compared to the prior year. Please refer to the accompanying tables for an overall breakdown of sales by end market;
  Reported operating income was $106 million, up 9% compared to the prior year, while reported operating margin increased 90 basis points to 17.2%;
  Adjusted operating income of $107 million, up 9% compared to the prior year, principally reflects higher profitability on strong defense revenues in all three segments and lower non-segment expenses, partially offset by lower China Direct AP1000 revenues in the Power segment;
  Adjusted operating margin of 17.4%, up 90 basis points compared to the prior year, primarily reflects higher operating income and favorable absorption in the Commercial/Industrial and Defense segments, partially offset by reduced profitability on lower power generation revenues in the Power segment; and
  Non-segment expenses of $7 million decreased by $3 million compared to the prior year, primarily due to lower environmental expenses.

Net Earnings and Diluted EPS

(In millions, except EPS)	3Q-2019	3Q-2018	Change
Reported net earnings	$82.5	$74.5	11%
Adjustments (1)	1.6	1.3
Tax impact on Adjustments (1)	(0.3)	(0.3)
Adjusted net earnings (1)	$83.8	$75.5	11%
Reported diluted EPS	$1.92	$1.68	14%
Adjustments (1)	0.04	0.03
Tax impact on Adjustments (1)	(0.01)	(0.01)
Adjusted diluted EPS (1)	$1.95	$1.70	14%

(1) Adjusted results exclude one-time inventory step-up, backlog amortization and transaction costs for current and prior year acquisitions of TCG in 2019 (Defense segment) and DRG in 2018 (Power segment), respectively, and one-time transition and IT security costs associated with the relocation of our DRG business (Power segment).

  Reported net earnings of $83 million, up $8 million, or 11% from the prior year, principally reflecting higher segment operating income and lower corporate expenses;
  Reported diluted EPS of $1.92, up $0.24, or 14% from the prior year, principally reflecting higher net earnings, as well as a lower share count;
  Adjusted net earnings of $84 million, up $8 million, or 11%, and Adjusted diluted EPS of $1.95, up $0.25, or 14%, compared to the prior year; and
  Effective tax rate (ETR) of 20.6% increased slightly compared to the prior year quarter.

Free Cash Flow

(In millions)	3Q-2019	3Q-2018	Change
Net cash provided by operating activities	$118.6	$72.3	64%
Capital expenditures	(16.4)	(10.4)	(58%)
Reported free cash flow	$102.2	$61.9	65%
Adjustment to capital expenditures (DRG facility investment) (1)	4.8	-
Adjusted free cash flow (1)	$107.0	$61.9	73%
(1) Adjusted free cash flow excludes third quarter 2019 capital investment related to the new, state-of-the-art naval facility principally for DRG (Power segment).
  Reported free cash flow of $102 million, defined as cash flow from operations less capital expenditures, increased $40 million, or 65%, compared to the prior year, primarily driven by an increase in advance payments and lower inventories, partially offset by higher capital expenditures;
  Capital expenditures increased by approximately $6 million to $16 million compared to the prior year, primarily due to higher capital investments within the Power segment, including a $5 million investment related to the new, state-of-the-art naval facility for the DRG business; and
  Adjusted free cash flow, which excludes the facility investment in the current period, increased $45 million to $107 million.

New Orders and Backlog

  Year-to-date, new orders of approximately $2.0 billion increased 10% compared to the prior year, led by strong organic growth in naval defense and commercial aerospace orders; and
  Backlog of $2.2 billion is up 8% from December 31, 2018.

Other Items – Share Repurchase

  During the third quarter, the Company repurchased 101,816 shares of its common stock for approximately $13 million; and
  Year-to-date, the Company repurchased 318,524 shares for approximately $38 million.

Third Quarter 2019 Segment Performance

Commercial/Industrial

(In millions)	3Q-2019	3Q-2018	Change
Sales	$304.9	$295.2	3%
Reported operating income	$48.1	$44.8	7%
Reported operating margin	15.8%	15.2%	60 bps
  Sales of $305 million, up $10 million, or 3%, compared to the prior year (4% organic, 1% unfavorable foreign currency translation);
  Strong sales growth in the aerospace and naval defense markets was led by higher sales of actuation systems on the F-35 program and higher sales of valves on the Virginia class submarine program;
  Higher commercial aerospace market sales were led by higher sales of surface treatment services and sensors;
  General industrial market revenue declined principally due to reduced demand for industrial vehicles and surface treatment services; and
  Reported operating income was $48 million, up 7%compared to the prior year, while reported operating margin increased 60 basis points to 15.8%, principally reflecting favorable overhead absorption on higher naval defense revenues, partially offset by increased research and development expenses and tariffs.

Defense

(In millions)	3Q-2019	3Q-2018	Change
Sales	$149.9	$138.4	8%
Reported operating income	$38.2	$33.6	14%
Adjustments (1)	0.6	-	-
Adjusted operating income (1)	$38.8	$33.6	16%
Adjusted operating margin (1)	25.8%	24.3%	150 bps
(1) Adjusted results exclude one-time backlog amortization and transaction costs for current year acquisition.
  Sales of $150 million, up $11 million, or 8%, compared to the prior year (6% organic, 3% acquisition, 1% unfavorable foreign currency translation);
  Higher aerospace defense market revenues principally reflect higher sales of embedded computing equipment on various programs, most notably the F-35 Joint Strike Fighter and the Apache and Seahawk helicopter programs;
  Naval defense market revenue growth was primarily due to higher sales of embedded computing equipment on submarine programs;
  Ground defense market revenue declined principally due to reduced sales of embedded computing equipment on various international programs, partially offset by higher revenues on domestic programs;
  Lower general industrial market revenues reflect reduced industrial controls sales due to the timing of an automotive contract completed last year;
  Reported operating income was $38 million, with Reported operating margin of 25.5%; and
  Adjusted operating income of $39 million, was up $5 million, or 16% from the prior year, while Adjusted operating margin increased 150 basis points to 25.8%, reflecting favorable mix on strong sales of our defense electronics products, partially offset by higher research and development expenses.

Power

(In millions)	3Q-2019	3Q-2018	Change
Sales	$160.1	$161.8	(1%)
Reported operating income	$26.4	$28.2	(7%)
Adjustments (1)	1.0	1.3
Adjusted operating income (1)	$27.4	$29.5	(7%)
Adjusted operating margin (1)	17.1%	18.2%	(110 bps)

(1) Adjusted results exclude one-time Inventory Step-up, Backlog Amortization and Transaction costs for prior year acquisition, and one-time transition and IT security costs associated with the relocation of our DRG business.

  Sales of $160 million, down $2 million, or 1%, compared to the prior year;
  Strong naval defense market sales were driven by higher Virginia class submarine and CVN-80 aircraft carrier revenues, as well as solid service center revenues;
  Reduced power generation market sales primarily reflect timing of production on the China Direct AP1000 program, as well as lower domestic aftermarket revenues;
  Reported operating income was $26 million, with Reported operating margin of 16.5%; and
  Adjusted operating income was $27 million, down $2 million, or 7% compared to the prior year, while Adjusted operating margin decreased 110 basis points to 17.1%, principally reflecting lower China Direct AP1000 program revenues, partially offset by favorable overhead absorption on higher naval defense revenues and the benefits of our ongoing margin improvement initiatives.

Full-Year 2019 Guidance

The Company is updating its full-year 2019 financial guidance as follows:

(In millions, except EPS)	2019E Adjusted Guidance (Prior) (1)	3Q Change Operational Performance	2019E Adjusted Guidance (Current) (1)	2019E Change vs 2018 Adjusted (1)
Total Sales	$2,510 - $2,550	($10 - $15)	$2,500 - $2,535	Up 4 - 5%
Operating Income	$406 - $415	No change	$406 - $415	Up 6 - 9%
Operating Margin	16.2% - 16.3%	10 bps	16.3% - 16.4%	Up 50 - 60 bps
Effective Tax Rate	23.0%	(0.5% - 0.8%)	22.2% - 22.5%
Diluted EPS	$7.00 - $7.15	$0.10 - $0.15	$7.15 - $7.25	Up 12 - 14%
Diluted Shares Outstanding	43.3	(0.2)	43.1
Free Cash Flow (2)	$330 - $340	$10 million	$340 - $350	Up 2 - 5%

(1) 2019 Adjusted guidance excludes one-time backlog amortization and transaction costs associated with the acquisition of TCG (Defense segment), and one-time transition and IT security costs associated with the relocation of our DRG business (Power segment).

(2) 2019 Adjusted free cash flow guidance excludes a $20 million capital investment related to the new, state-of-the-art naval facility principally for DRG (Power segment). 2018 Adjusted Free Cash Flow excludes a voluntary contribution to the Company’s corporate defined benefit pension plan of $50 million.

A more detailed breakdown of the Company’s 2019 guidance by segment and by market can be found in the accompanying schedules.

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Conference Call & Webcast Information

The Company will host a conference call to discuss its third quarter financial results and business outlook at 9:00 a.m. ET on Thursday, October 31, 2019. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2019	2018	$	%	2019	2018	$	%
Product sales	$516,760	$495,197	$21,563	4%	$1,520,612	$1,451,560	$69,052	5%
Service sales	98,120	100,196	(2,076)	(2%)	311,578	311,653	(75)	0%
Total net sales	614,880	595,393	19,487	3%	1,832,190	1,763,213	68,977	4%

Cost of product sales	331,793	312,702	19,091	6%	986,475	936,197	50,278	5%
Cost of service sales	57,011	60,173	(3,162)	(5%)	192,722	196,807	(4,085)	(2%)
Total cost of sales	388,804	372,875	15,929	4%	1,179,197	1,133,004	46,193	4%

Gross profit	226,076	222,518	3,558	2%	652,993	630,209	22,784	4%

Research and development expenses	18,362	14,239	4,123	29%	54,503	45,234	9,269	20%
Selling expenses	28,133	30,361	(2,228)	(7%)	90,303	94,546	(4,243)	(4%)
General and administrative expenses	74,012	80,871	(6,859)	(8%)	224,888	226,808	(1,920)	(1%)

Operating income	105,569	97,047	8,522	9%	283,299	263,621	19,678	7%

Interest expense	7,951	7,949	2	0%	23,183	25,719	(2,536)	(10%)
Other income, net	6,355	3,843	2,512	65%	17,704	12,497	5,207	42%

Earnings before income taxes	103,973	92,941	11,032	12%	277,820	250,399	27,421	11%
Provision for income taxes	(21,463)	(18,458)	(3,005)	16%	(59,645)	(57,485)	(2,160)	4%
Net earnings	$82,510	$74,483	$8,027	11%	$218,175	$192,914	$25,261	13%

Net earnings per share:
Basic earnings per share	$1.93	$1.70			$5.10	$4.38
Diluted earnings per share	$1.92	$1.68			$5.07	$4.33

Dividends per share	$0.17	$0.15			$0.49	$0.45

Weighted average shares outstanding:
Basic	42,709	43,892			42,755	44,060
Diluted	42,995	44,334			43,025	44,513

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	September 30,	December 31,	Change
	2019	2018	%
Assets
Current assets:
Cash and cash equivalents	$297,712	$276,066	8%
Receivables, net	644,150	593,755	8%
Inventories, net	430,086	423,426	2%
Other current assets	44,338	50,719	(13%)
Total current assets	1,416,286	1,343,966	5%
Property, plant, and equipment, net	373,718	374,660	0%
Goodwill	1,104,796	1,088,032	2%
Other intangible assets, net	420,458	429,567	(2%)
Operating lease right-of-use assets, net	134,286	—	NM
Other assets	32,765	19,160	71%
Total assets	$3,482,309	$3,255,385	7%

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$80	$243	(67%)
Accounts payable	169,413	232,983	(27%)
Accrued expenses	140,589	166,954	(16%)
Income taxes payable	8,347	5,811	44%
Deferred revenue	256,327	236,508	8%
Other current liabilities	73,349	44,829	64%
Total current liabilities	648,105	687,328	(6%)
Long-term debt	761,057	762,313	0%
Deferred tax liabilities, net	48,809	47,121	4%
Accrued pension and other postretirement benefit costs	94,629	101,227	(7%)
Long-term operating lease liability	116,652	—	NM
Long-term portion of environmental reserves	15,923	15,777	1%
Other liabilities	95,994	110,838	(13%)
Total liabilities	1,781,169	1,724,604	3%

Stockholders' equity
Common stock, $1 par value	49,187	49,187	0%
Additional paid in capital	120,219	118,234	2%
Retained earnings	2,414,956	2,191,471	10%
Accumulated other comprehensive loss	(325,913)	(288,447)	(13%)
Less: cost of treasury stock	(557,309)	(539,664)	(3%)
Total stockholders' equity	1,701,140	1,530,781	11%

Total liabilities and stockholders' equity	$3,482,309	$3,255,385	7%

NM - not meaningful

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
($'s in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Change			Change
	2019	2018	%	2019	2018	%
Sales:
Commercial/Industrial	$304,888	$295,239	3%	$916,662	$904,343	1%
Defense	149,854	138,372	8%	415,838	403,450	3%
Power	160,138	161,782	(1%)	499,690	455,420	10%

Total sales	$614,880	$595,393	3%	$1,832,190	$1,763,213	4%

Operating income (expense):
Commercial/Industrial	$48,086	$44,786	7%	$143,768	$135,747	6%
Defense	38,210	33,615	14%	85,524	91,984	(7%)
Power	26,362	28,249	(7%)	80,650	62,792	28%

Total segments	$112,658	$106,650	6%	$309,942	$290,523	7%
Corporate and other	(7,089)	(9,603)	26%	(26,643)	(26,902)	1%

Total operating income	$105,569	$97,047	9%	$283,299	$263,621	7%

Operating margins:
Commercial/Industrial	15.8%	15.2%	60 bps	15.7%	15.0%	70 bps
Defense	25.5%	24.3%	120 bps	20.6%	22.8%	(220 bps)
Power	16.5%	17.5%	(100 bps)	16.1%	13.8%	230 bps
Total Curtiss-Wright	17.2%	16.3%	90 bps	15.5%	15.0%	50 bps

Segment margins	18.3%	17.9%	40 bps	16.9%	16.5%	40 bps

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Change			Change
	2019	2018	%	2019	2018	%
Defense markets:
Aerospace	$110,742	$94,002	18%	$293,955	$272,809	8%
Ground	22,231	25,167	(12%)	69,383	68,463	1%
Naval	143,430	116,620	23%	424,371	352,456	20%
Total Defense	$276,403	$235,789	17%	$787,709	$693,728	14%

Commercial markets:
Aerospace	$109,015	$101,872	7%	$320,237	$305,893	5%
Power Generation	88,543	106,842	(17%)	278,194	307,477	(10%)
General Industrial	140,919	150,890	(7%)	446,050	456,115	(2%)
Total Commercial	$338,477	$359,604	(6%)	$1,044,481	$1,069,485	(2%)

Total Curtiss-Wright	$614,880	$595,393	3%	$1,832,190	$1,763,213	4%

Use of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The Company has elected to change the presentation of its financials and guidance to include an Adjusted (non-GAAP) view that excludes first year purchase accounting costs associated with its acquisitions, as well as one-time transition and IT security costs specifically associated with the relocation of the DRG business in the Power segment. Transition costs include relocation of employees and equipment as well as overlapping facility and labor costs associated with the relocation. We believe this Adjusted view will provide improved transparency to the investment community in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Operating Income, Operating Margin, Net Income and Diluted EPS
These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the impact of first year purchase accounting costs associated with acquisitions for current and prior year periods, specifically one-time inventory step-up, backlog amortization and transaction costs, as well as one-time transition and IT security costs associated with the relocation of a business in the current year period.

Organic Revenue and Organic Operating Income
The Corporation discloses organic revenue and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic revenue and organic operating income are defined as revenue and operating income excluding the impact of foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

	Three Months Ended
	September 30,
	2019 vs. 2018
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	4%	7%	6%	12%	(1%)	(7%)	3%	8%
Acquisitions	0%	0%	3%	1%	0%	0%	1%	0%
Foreign Currency	(1%)	0%	(1%)	1%	0%	0%	(1%)	1%
Total	3%	7%	8%	14%	(1%)	(7%)	3%	9%

	Nine Months Ended
	September 30,
	2019 vs. 2018
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	3%	5%	2%	(9%)	5%	22%	3%	5%
Acquisitions	0%	0%	2%	0%	5%	6%	2%	1%
Foreign Currency	(2%)	1%	(1%)	2%	0%	0%	(1%)	1%
Total	1%	6%	3%	(7%)	10%	28%	4%	7%

Free Cash Flow and Free Cash Flow Conversion
The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as cash flow provided by operating activities less capital expenditures. Adjusted free cash flow excludes a capital investment in the Power segment related to the new, state-of-the-art naval facility principally for DRG, and a voluntary contribution to the Company’s corporate defined benefit pension plan made in the first quarter of 2018. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by net earnings from continuing operations.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net cash provided by operating activities	$118,629	$72,290	$159,015	$98,975
Capital expenditures	(16,448)	(10,435)	(49,919)	(30,287)
Free cash flow	$102,181	$61,855	$109,096	$68,688
Adjustment to capital expenditures (DRG facility investment)	4,824	—	13,986	—
Voluntary pension payment	—	—	—	50,000
Adjusted free cash flow	$107,005	$61,855	$123,082	$118,688
Free Cash Flow Conversion	130%	83%	56%	62%

CURTISS-WRIGHT CORPORATION
2019 Guidance
As of October 30, 2019
($'s in millions, except per share data)
	2018 Reported (GAAP)	2018 Adjustments (1) (Non-GAAP)	2018 Adjusted (Non-GAAP)	2019 Reported Guidance (2)(3)(4) (GAAP)		2019 Adjustments (1) (Non-GAAP)	2019 Adjusted Guidance (2)(3)(4) (Non-GAAP)
				Low	High		Low		High	2019 Chg vs 2018 Adjusted
Sales:
Commercial/Industrial	$1,209	$-	$1,209	$1,245	$1,260	$-	$1,245		$1,260
Defense	554	-	554	575	585	-	575		585
Power	648	-	648	680	690	-	680		690
Total sales	$2,412	$-	$2,412	$2,500	$2,535	$-	$2,500		$2,535	4 to 5%

Operating income:
Commercial/Industrial	$183	$-	$183	$195	$200	$-	$195		$200
Defense	128	-	128	128	131	2	130		133
Power	99	9	108	109	111	6	115		117
Total segments	410	9	419	433	442	8	441	-	450
Corporate and other	(36)	-	(36)	(34)	(36)	-	(34)		(36)
Total operating income	$374	$9	$382	$398	$407	$8	$406		$415	6 to 9%

Interest expense	$(34)	$-	$(34)	$(33)	$(33)	$-	$(33)		$(33)
Other income, net	17	-	17	21	21	-	21		21
Earnings before income taxes	356	9	365	387	395	8	395		403
Provision for income taxes	(81)	(2)	(83)	(86)	(89)	(2)	(88)		(91)
Net earnings	$276	$7	$282	$302	$307	$6	$308		$313

Diluted earnings per share	$6.22	$0.15	$6.37	$7.01	$7.11	$0.14	$7.15		$7.25	12 to 14%
Diluted shares outstanding	44.3		44.3	43.1	43.1		43.1		43.1
Effective tax rate	22.6%		22.6%	22.2%	22.5%		22.2%		22.5%

Operating margins:
Commercial/Industrial	15.1%	-	15.1%	15.7%	15.8%	-	15.7%		15.8%	60 to 70 bps
Defense	23.2%	-	23.2%	22.2%	22.3%	+40 bps	22.6%		22.7%	(50 to 60 bps)
Power	15.2%	+140 bps	16.6%	16.0%	16.1%	+90 bps	16.9%		17.0%	30 to 40 bps
Total operating margin	15.5%	+30 bps	15.8%	15.9%	16.0%	+40 bps	16.3%		16.4%	50 to 60 bps

Free cash flow (5)	$283	$50	$333	$320	$330	$20	$340		$350

Note: Full year amounts may not add due to rounding
(1) Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the impact of first year purchase accounting costs associated with acquisitions for current and prior year periods, specifically one-time inventory step-up, backlog amortization and transaction costs, as well as one-time transition and IT security costs related to the relocation of the DRG business.
(2) Commercial/Industrial segment 2019 guidance reflects improved profitability due to higher sales and benefits of our ongoing margin improvement initiatives, partially offset by $4 million for tariffs and a $3 million increase in R&D investments.
(3) Defense segment 2019 Reported guidance reflects reduced profitability, despite higher sales, due to a $5 million increase in R&D investments. Adjusted guidance excludes $2 million in first year purchase accounting costs associated with the TCG acquisition.
(4) Power segment 2019 Reported guidance reflects improved profitability due to higher sales, partially offset by a $2 million increase in R&D investments. Adjusted guidance excludes $6 million in one-time transition and IT security costs related to the relocation of the DRG business.
(5) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2018 Adjusted Free Cash Flow excludes a voluntary contribution to the Company’s corporate defined benefit pension plan of $50 million. 2019 Adjusted Free Cash Flow guidance excludes a $20 million capital investment in the Power segment related to construction of a new, state-of-the-art naval facility for the DRG business.

CURTISS-WRIGHT CORPORATION
2019 Sales Growth Guidance by End Market
As of October 30, 2019

2019 % Change vs 2018
	(Prior)	(Current)
Defense Markets
Aerospace	9 - 11%	9 - 11%
Ground	1 - 2%	1 - 2%
Navy	8 - 10%	14 - 16%
Total Defense	8 - 10%	10 - 12%

Commercial Markets
Commercial Aerospace	4 - 6%	4 - 6%
Power Generation	1 - 3%	(4 - 6%)
General Industrial	1 - 3%	(0 - 2%)
Total Commercial	1 - 3%	(0 - 2%)

Total Curtiss-Wright Sales	4 - 6%	4 - 5%

About Curtiss-Wright Corporation
Curtiss-Wright Corporation (NYSE: CW) is a global innovative company that delivers highly engineered, critical function products and services to the commercial, industrial, defense and energy markets. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing reliable solutions through trusted customer relationships. The company employs approximately 9,000 people worldwide. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com